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                                                                   EXHIBIT 10.15

             SUMMARY DESCRIPTION OF CYMER PROFIT SHARING PROGRAM AND
                          CYMER INCENTIVE BONUS PROGRAM
                                   MARCH 2000

      CYMER PROFIT SHARING PROGRAM

-  Every employee in the Company is eligible to receive Profit Sharing.

- 5.0% Profit Sharing paid if the Company achieves its BOD approved Annual Operating Plan Operating Income target.

- Threshold of the Plan is achievement of 80% of AOP Operating Income Target. At 80% Plan attainment, Profit Sharing is 0%.

- From 80% attainment to 100% attainment, payout is made on a linear curve. 80% = 0% payout; 90% attainment = 2.5% payout; 100% attainment = 5.0% payout. Plan is capped at a 5% payout.

- Payout is based on an employee's base salary payroll for the Profit Sharing period. For 1999, payout was annual; for 2000, Profit Sharing will be paid quarterly, based on quarterly year-to-date progress against AOP.

- Based on achievement of 1999 AOP, a full 5% Profit Sharing was paid to each Cymer employee in March 2000.

      CYMER INCENTIVE BONUS PROGRAM

      - Members of the Executive Committee, members of management, and selected individual contributors are eligible to participate in the Cymer Incentive Bonus Program.

      -  For 1999, the Bonus criteria were:

            EXECUTIVE COMMITTEE MEMBERS

                  33.33% based on achievement of AOP Revenue Target

                  33.33% based on achievement of AOP Net Profit Target, expressed as a dollar amount.

                  33.33% based on achievement of individual MBOs

            NON-EXECUTIVE COMMITTEE MEMBERS

                  25.0% based on achievement of AOP Revenue Target

                  25.0% based on achievement of AOP Operating Profit Target, expressed as a percentage of revenue

                  50.0% based on
                  achievement of individual MBOs

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      CYMER INCENTIVE BONUS PROGRAM (CONT'D)

      - For 2000, the only change in the above criteria is that for Non-Executive Committee Members, the 25.0% based on achievement of AOP Operating Profit Target is expressed as a dollar amount, instead of a percentage of revenue.

      - The Bonus threshold for payout is achievement of 80% of the Annual Operating Profit target. Below 80% achievement, no bonuses will be paid. For the MBO portion of the bonus plan, threshold for receiving any bonus is 60% accomplishment of MBO for any bonus to be paid. Above 60% accomplishment, bonus is paid on a linear basis with 60% achievement = 60% payment of MBO portion, 70% achievement equaling 70% payment; 100% achievement = 100% payment, etc.

      - For the two financial measures, from 80% achievement to 100% achievement, payment is made on a linear curve, with 80% = "0" payout, and 100% = 100% payout; thus 90% achievement = 50% payout, etc. Above a 100% achievement of each financial parameter, a 2.5x multiplier effect occurs, such that at 120% achievement, there is a 150% payout of the parameter.

      - Bonus payments for revenue are uncapped; payments for profit achievement are capped at 200%.

      -  Bonus payments are made annually, after completion of the annual audit.

      - For 1999, bonuses were paid to all eligible participants because the company exceeded its revenue and profit goals, as follows:

            EXECUTIVE COMMITTEE:        Revenue: 107.5%

                                        Net Profit expressed
                                        as a dollar amount: 200%

            NON-EXECUTIVE COMMITTEE:    Revenue: 107.5%

                                        Operating Profit expressed
                                        as a percentage: 145%

      -  1999 Bonuses were paid to eligible participants in March 2000.